UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

May 1, 2013

Date of Report (date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(exact name of registrant as specified in its charter)

Pennsylvania	001-09718	25-1435979
(state or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 1, 2013, The PNC Financial Services Group, Inc. submitted redemption notices to the institutional trustees for redemption of the following outstanding capital securities, aggregating $88 million:

All of the outstanding $15,000,000 of Fixed/Floating Rate Capital Securities issued by Sterling Financial Statutory Trust III at a redemption price of $1,000 per capital security plus any accrued and unpaid distributions to but excluding the redemption date of June 17, 2013.

All of the outstanding $15,000,000 of Fixed/Floating Rate Capital Securities issued by Sterling Financial Statutory Trust IV at a redemption price of $1,000 per capital security plus any accrued and unpaid distributions to but excluding the redemption date of June 17, 2013.

All of the outstanding $20,000,000 of Floating Rate Capital Securities issued by Sterling Financial Statutory Trust V at a redemption price of $1,000 per capital security plus any accrued and unpaid distributions to but excluding the redemption date of June 17, 2013.

All of the outstanding $30,000,000 of Floating Rate Capital Securities issued by MAF Bancorp Capital Trust I at a redemption price of $1,000 per capital security plus any accrued and unpaid distributions to but excluding the redemption date of June 17, 2013.

All of the outstanding $8,000,000 of Capital Securities issued by James Monroe Statutory Trust III at a redemption price of $1,000 per capital security plus any accrued and unpaid distributions to the redemption date of June 15, 2013 payable June 17, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2013	The PNC Financial Services Group, Inc.

	By:	/s/ Gregory H. Kozich
Name: Gregory H. Kozich
Title: Senior Vice President and Controller

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